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Exhibit 99.3

CERTIFICATION
of
Edson R. Arneault
President and Chief Executive Officer

        I, Edson R. Arneault, President and Chief Executive Officer of MTR Gaming Group, Inc. (the "Company"), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

  1.
  The Annual Report on Form 10-K of the Company for the period ending September 30, 2002 (the "Periodic Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

  2.
  The information contained in the Periodic Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 31, 2003	/s/ EDSON R. ARNEAULT
Edson R. Arneault President & CEO

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CERTIFICATION of Edson R. Arneault President and Chief Executive Officer